SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant                               /X/
Filed by a Party other than the Registrant            / /

Check the appropriate box:

/X/   Preliminary Proxy Statement
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                              BOOLE & BABBAGE, INC.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              BOOLE & BABBAGE, INC.
     ----------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

/X/   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1. Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         -----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

      (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

         -----------------------------------------------------------------------
      2. Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
      3. Filing Party:

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      4. Date Filed:

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





                              BOOLE & BABBAGE, INC.
                                3131 Zanker Road
                           San Jose, California 95134





                                                     January 17, 1996


Dear Stockholder:

      On behalf of Boole & Babbage, Inc. (the "Company"), I cordially invite you to attend the annual meeting of stockholders at 12:00 p.m. local time on Thursday, February 22, 1996, at the Company's principal executive offices in San Jose, California. At the meeting, stockholders will be asked to elect two directors to the Company's Board of Directors to serve three-year terms expiring on the date of the Company's 1999 annual meeting of stockholders, to approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, to adopt the Company's 1995 Stock Option Plan and to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the next fiscal year. The accompanying Notice and Proxy Statement describe these proposals. We urge you to read this information carefully.

      The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided, whether or not you now plan to attend the meeting. This will not limit your right to change your vote at the meeting or to attend the meeting.

      We appreciate your cooperation and interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                                     Sincerely yours,




                                                     FRANKLIN P. JOHNSON, JR.
                                                     Chairman of the Board

                              BOOLE & BABBAGE, INC.
                                3131 Zanker Road
                           San Jose, California 95134

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 22, 1996

TO THE STOCKHOLDERS OF BOOLE & BABBAGE, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Boole & Babbage, Inc., a Delaware corporation (the "Company"), will be held on Thursday, February 22, 1996 at 12:00 p.m. local time at the principal executive offices of the Company, 3131 Zanker Road, San Jose, California, for the following purposes:

      1. To elect two directors to hold office until the 1999 Annual Meeting of Stockholders;

      2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 15,000,000 to 30,000,000;

      3. To approve the Company's 1995 Stock Option Plan, which is intended to replace the expiring 1986 Incentive Stock Option Plan and the expiring 1986 Supplemental Stock Option Plan, and to approve the reservation of 750,000 shares under the 1995 Stock Option Plan;

      4. To consider and vote upon a proposal to ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending September 30, 1996; and

      5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on January 2, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                            By Order of the Board of Directors



                                            Arthur F. Knapp, Jr., Secretary

San Jose, California
January 17, 1996

-------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                              BOOLE & BABBAGE, INC.
                                3131 Zanker Road
                           San Jose, California 95134

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of Boole & Babbage, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on February 22, 1996, at 12:00 p.m. local time (the "Annual Meeting") or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the principal executive offices of the Company at 3131 Zanker Road, San Jose, California. The Company intends to mail this proxy statement and accompanying proxy card on or about January 17, 1996, to all stockholders entitled to vote at the Annual Meeting. All information provided herein gives effect to the 3-for-2 stock split of the Company's Common Stock on December 6, 1995.

SOLICITATION

      The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only holders of record of Common Stock at the close of business on January 2, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 2, 1996 the Company had outstanding and entitled to
vote            shares of Common Stock. Each holder of record of Common Stock on
     ----------
such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 2, broker non-votes are not counted for any purpose in determining whether a matter has been approved. Broker non-votes cast with respect to Proposal 2 will have the same effect as negative votes.

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 3131 Zanker Road, San Jose, California 95134, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

      Proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company not later than September 19, 1996 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


      The Company's Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors or by the affirmative vote of the holders of a majority of the Company's outstanding capital stock. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

      The Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 1996. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 1999 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose.

      Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

PAUL E. NEWTON

      Paul E. Newton, age 52, has served as a director of the Company since April 1988 and was appointed President and Chief Executive Officer of the Company in October 1991. He served as President and director of Ingres Corporation, a relational database software company ("Ingres"), from January 1987 to October 1990. Mr. Newton served as Chief Operating Officer of Ingres from January 1987 until September 1988 and as Chief Executive Officer of Ingres from September 1988 through October 1990.

RAYMOND E. CAIRNS

      Raymond E. Cairns, age 63, has served as a director of the Company since November 1992. In 1992, Mr. Cairns retired from E.I. Dupont De Nemours, a chemical company, where he had been employed since 1962, most recently as Senior Vice President - Information Systems and Member of the Corporate Operating Committee.
                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.



                                       2.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

FRANKLIN P. JOHNSON, JR.

      Franklin P. Johnson, Jr., age 67, has served as a director of the Company since 1967 and was elected Chairman of the Board in 1971. He is a general partner of Asset Management Partners, a venture capital partnership, and other related venture capital partnerships. He has been a venture capital investor for more than five years. Mr. Johnson is also a director of Amgen Inc., Tandem Computers Incorporated and IDEC Pharmaceuticals Corp.

JOHANNES S. BRUGGELING

      Johannes S. Bruggeling, age 50, has served as a director of the Company since July 1988. He was appointed Executive Vice President, International Operations of the Company and President, Boole & Babbage Europe, in October 1991. He was a co-founder in 1978 of The European Software Company, now the Company's wholly-owned subsidiary, Boole & Babbage Europe, and was its President from 1982 until April 1989. He also served as President and Chief Executive Officer of the Company from July 1988 through October 1991.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

TERRY R. MCGOWAN

      Terry R. McGowan, age 48, has served as a director of the Company since February 1992. Mr. McGowan has been the President and Chief Executive Officer of Action Technologies, Inc., a software company, since May 24, 1995. Previously, he served as President and Chief Operating Officer of KnowledgeWare, Inc., a computer-aided software company, from August 1985 until September 1991. Mr. McGowan is also a director of Connect, Inc., a software company, and an advisor to the board of directors of several other software companies.

CARL H. REYNOLDS

      Carl H. Reynolds, age 70, has served as a director of the Company since 1975. He has 30 years of experience in the computer software field. In October 1989, he retired from Hughes Aircraft Company where he had been the Staff Vice President, Communications and Data Processing since 1983.


BOARD COMMITTEES AND MEETINGS

      During the fiscal year ended September 30, 1995, the Board of Directors held five meetings. The Board has an Audit Committee and a Compensation Committee.

      The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of four non-employee directors: Messrs. Cairns, Johnson, McGowan and Reynolds. The Audit Committee met two times during the fiscal year ended September 30, 1995.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The

                                       3.

Compensation Committee is composed of three non-employee directors: Messrs. McGowan, Johnson and Reynolds. The Compensation Committee met two times during the fiscal year ended September 30, 1995.

      During the fiscal year ended September 30, 1995, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.


                                       4.

                                   PROPOSAL 2

       APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 15,000,000 shares to 30,000,000 shares.

      The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of Delaware.

      In addition  to the               shares of Common  Stock  outstanding  at
                           -----------
January 2, 1996,  the Board has reserved              shares for  issuance  upon
                                          ----------
exercise of options and rights granted under the Company's stock option plans, stock purchase plan and stock incentive plan. Subject to stockholder approval of this proposed increase in the number of authorized shares and of the 1995 Stock Option Plan (see Proposal 3), the Board of Directors has reserved an additional 750,000 shares for issuance pursuant to the 1995 Stock Option Plan.

      Although at present the Board of Directors has no other plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the company's business or product lines through the acquisition of other businesses or products.

      The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders nevertheless should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

      The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Company's Restated Certificate of Incorporation.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.


                                       5.

                                   PROPOSAL 3

                     APPROVAL OF THE 1995 STOCK OPTION PLAN

      In October 1995, the Board of Directors adopted the Company's 1995 Stock Option Plan (the "1995 Option Plan") and authorized for issuance under the 1995 Option Plan (a) 750,000 newly reserved shares of Common Stock, subject to stockholder approval of the 1995 Option Plan and of the proposed increase in the number of authorized shares of Common Stock (see Proposal 2), plus (b) 350,957 shares of Common Stock previously reserved under the Company's 1986 Incentive Stock Option Plan and 1986 Supplemental Stock Option Plan (the "1986 Option Plans") that were not, as of October 25, 1995, the date of adoption of the 1995 Option Plan, (i) issued pursuant to the exercise of options under the 1986 Option Plans or (ii) subject to options outstanding under the 1986 Option Plans (plus any shares returned to the reserved pool under such plans as a result of expirations or other terminations). The 1995 Option Plan is intended to replace the 1986 Option Plans, which will expire this year. As of November 30, 1995, no options had been granted under the 1995 Option Plan.

      Certain provisions of the 1995 Option Plan, subject to stockholder approval, if satisfied, have been included to permit the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to be able to deduct as a business expense certain compensation attributable to the exercise of stock options granted under the 1995 Option Plan. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m). In light of the Section 162(m) requirements, the 1995 Option Plan includes a limitation providing that no employee may be granted options under the 1995 Option Plan during a calendar year to purchase in excess of 450,000 shares of Common Stock. Previously, no such formal limitation was placed on the number of shares available for option grants to an employee. In addition, the 1995 Option Plan provides that, in the Board's discretion, directors who grant options to covered employees generally will be "outside directors" as defined in Section 162(m). For a description of this requirement, see "Administration."

      Stockholders are requested in this Proposal 3 to approve the 1995 Option Plan. If the stockholders fail to approve this Proposal 3, options granted under the 1995 Option Plan after the Annual Meeting will not qualify as performance-based compensation and, in some circumstances, the Company may be denied a business expense deduction for compensation recognized in connection with the exercise of these stock options. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1995 Option Plan.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

      The essential features of the 1995 Option Plan are outlined below:

GENERAL

      The 1995 Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1995 Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 1995 Option Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

      The 1995 Option Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions in the future and to provide incentives for such persons to exert maximum efforts

                                       6.

for the success of the Company. All of the Company's approximately 754 full-time employees and consultants are eligible to participate in the 1995 Option Plan.

ADMINISTRATION

      The 1995 Option Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1995 Option Plan and, subject to the provisions of the 1995 Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1995 Option Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 1995 Option Plan to the Compensation Committee of the Board. As used herein with respect to the 1995 Option Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

      The 1995 Option Plan provides that, in the Board's discretion, directors serving on the Compensation Committee will also be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the Compensation Committee (i) current employees of the Company, (ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company, (iv) directors currently receiving direct or indirect remuneration from the Company in any capacity (other than as a director), unless any such person is otherwise considered an "outside director" for purposes of
Section 162(m).

ELIGIBILITY

      Incentive stock options may be granted under the 1995 Option Plan only to selected key employees (including officers) of the Company and its affiliates. Selected key employees (including officers) and consultants are eligible to receive nonstatutory stock options under the 1995 Option Plan.

      No option may be granted under the 1995 Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1995 Option Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

      No person may be granted options exercisable for more than 450,000 shares of Common Stock in any calendar year. The purpose of adding this limitation is generally to permit the Company to continue to be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1995 Option Plan.

STOCK SUBJECT TO THE 1995 OPTION PLAN

      If options granted under the 1995 Option Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1995 Option Plan.

TERMS OF OPTIONS

      The following is a description of the permissible terms of options under the 1995 Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

      Exercise Price; Payment. The exercise price of incentive stock options under the 1995 Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and

                                       7.

in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1995 Option Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At January 2, 1996, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $
                                                                           -----
per share.

      In the event of a decline in the value of the Company' s Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m), an option repriced under the 1995 Option Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 450,000 share limitation.

      The exercise price of options granted under the 1995 Option Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

      Option Exercise. Options granted under the 1995 Option Plan may become exercisable ("vest") in cumulative increments as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1995 Option Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

      Term. The maximum term of options under the 1995 Option Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1995 Option Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual nonstatutory options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

      If there is any change in the stock subject to the 1995 Option Plan or subject to any option granted under the 1995 Option Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1995 Option Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

                                       8.

EFFECT OF CERTAIN CORPORATE EVENTS

      The 1995 Option Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1995 Option Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1995 Option Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

      The  Board  may  suspend  or  terminate   the  1995  Option  Plan  without
stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1995 Option Plan will terminate on October 24, 2005.

      The Board may also amend the 1995 Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1995 Option Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

      Under the 1995 Option Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order." In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

      Incentive Stock Options. Incentive stock options under the 1995 Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

      There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

      If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the

                                       9.

disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

      Nonstatutory Stock Options. Nonstatutory stock options granted under the 1995 Option Plan generally have the following federal income tax consequences:

      There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by the stockholders.

                                       10.

                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


      The Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending September 30, 1996 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company's financial statements since its inception in 1967. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Ernst & Young as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                                       11.

                             ADDITIONAL INFORMATION

      Officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company who are not directors of the Company:

       NAME              AGE                   POSITION
-------------------     -----   ------------------------------------------------
James E.C. Black         47     Senior Vice President, Engineering

Timothy A. Dreisbach     46     Senior Vice President, North American
                                    Field Operations

Arthur F. Knapp, Jr.     47     Senior Vice President, Chief Financial Officer
                                    and Secretary

Saverio Merlo            44     Senior Vice President, Marketing

        Mr. Black joined the Company in April 1994 as Senior Vice President of Engineering. From 1991 to March 1994, he was a principal at Diablo Management Group, an organization specializing in assisting companies with dynamic market changes. Previously, Mr. Black held technology positions at Ingres Corporation, UCCEL Corporation, a software company, Texas Instruments, an electronics company, and CAP Gemini, a computer consulting company.

        Mr. Dreisbach joined the Company in April 1992 as Senior Vice President of North American Field Operations. From March 1989 to 1991, he was employed by Legent Corp., a worldwide developer and distributor of productivity enhancement system software, serving as Vice President and General Manager of the Systems Productivity Division. From 1986 through March 1989, he was employed by Duquesne Systems, Inc. (a predecessor company to Legent Corp.), where he served as Vice President of Worldwide Sales.

        Mr. Knapp joined the Company in November 1991 as Chief Financial Officer and Senior Vice President. From March 1989 to October 1991, he was employed by Legent Corp., serving as Vice President and Chief Financial Officer. From 1984 through March 1989, he was employed by Duquesne Systems, Inc., where he served as Vice President, Controller and Chief Financial Officer. Mr. Knapp is a Certified Public Accountant and a Certified Management Accountant.

        Mr. Merlo has been employed by the Company for the past 14 years in various operational, technical and marketing capacities. After a four-year tenure as director of the MVS product center, Mr. Merlo served as Vice President of Marketing for Boole & Babbage Europe from 1989 until 1991. During fiscal 1991, Mr. Merlo was appointed Senior Vice President of Marketing.

                                       12.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of November 30, 1995 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock. Information in the table reflects the 3-for-2 split in the Company's Common Stock effected on December 6, 1995.

                                                        BENEFICIAL OWNERSHIP(1)
                                                      --------------------------
                                                       NUMBER OF      PERCENT OF
             BENEFICIAL OWNER                           SHARES          TOTAL
-------------------------------------------           -----------     ----------

Franklin P. Johnson, Jr.(2)                            900,542           8.3%
  c/o Asset Management Partners
  2275 East Bayshore, Suite 150
  Palo Alto, CA 94303

Princeton Services, Inc. and related entities(3)       884,664           8.1%
  World Financial Center, North Tower
  250 Vesey Street
  New York, NY 10281

Wellington Management Company(4)                       849,982           7.8%
  75 State Street
  Boston, MA 02109

Private Capital Management, Inc.
and related entities(5)                                813,496           7.5%
  3003 Tamiami Trail North
  Naples, FL 33940

John M. Bryan(6)                                       691,714           6.4%
  600 Montgomery Street, 35th Floor
  San Francisco, CA 94111

Winston Partners, L.P. and related entities(7)         640,594           5.9%
  888 Seventh Avenue
  New York, NY 10106

Vanguard Explorer Fund, Inc.(8)                        618,975           5.7%
  P.O.Box 2600
  Valley Forge, PA 19482-2600

Paul E. Newton(9)                                      510,067           4.5%

Johannes S. Bruggeling(9)                              357,916           3.3%

Arthur F. Knapp, Jr.(9)                                156,181           1.4%

Timothy A. Dreisbach(9)                                107,452           1.0%

Saverio Merlo(9)                                        62,473            *

James E.C. Black(9)                                     48,750            *


                                       13.

Carl H. Reynolds(9)(10)                                 30,468            *

Terry R. McGowan(9)                                     23,268            *

Raymond E. Cairns(9)                                    21,300            *

All executive officers and directors
  as a group (10 persons)(11)                        2,218,417          18.9%

---------------
* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Where information regarding stockholders is based on Schedules 13D and 13G, the number of shares owned is as of the date of for which information is provided in such Schedules, as noted. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,867,762 shares outstanding on November 30, 1995, adjusted as required by rules promulgated by the Commission.

(2) Includes 78,922 shares held by Mr. Johnson's wife. Mr. Johnson may be deemed to beneficially own these shares but disclaims beneficial ownership of such shares. Also includes 164,250 shares held by Asset Management Partners, a limited partnership, of which Mr. Johnson is a general partner. Mr. Johnson disclaims beneficial ownership of two-thirds of such shares.

(3) The shares are held by subsidiaries of Princeton Services, Inc. ("PSI"), which is a wholly-owned direct subsidiary of Merrill Lynch Group, Inc. ("ML Group"). ML Group is a direct wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). ML Group may be deemed to beneficially own the shares, but disclaims beneficial ownership thereof. ML&Co. and PSI may each be deemed to beneficially own 881,550 of the 884,664 shares, but each disclaims beneficial ownership thereof. The stated number of shares beneficially owned is as of February 10, 1995.

(4) Wellington Management Company ("Wellington"), in its capacity as investment advisor, may be deemed beneficial owner of these shares which are owned by numerous investment counselling clients. Wellington has shared voting authority over 35,257 of these shares, and shared dispositive power over all 849,982 of these shares. The stated number of shares beneficially owned is as of January 24, 1995.

(5) Private Capital Management, Inc. ("PCM"), in its capacity as investment advisor, and Bruce Sherman, PCM's President, may each be deemed beneficial owners of 796,846 of these shares, which are held by PCM on behalf of its clients. PCM and Bruce Sherman have shared dispositive power over these 796,846 shares. SPS Partners, L.P. ("SPS"), in its capacity as investment advisor for the Entrepreneurial Value Fund, L.P., and Bruce Sherman, SPS's Managing General Partner, may each be deemed beneficial owners of 16,650 of these shares, and each has shared dispositive power over these 16,650 shares. Michael Seaman, who has shared power to vote or direct the vote of, and shared power to dispose of, 9,000 of these shares, is an employee of PCM or affiliates thereof and (i) does not exercise sole or shared dispositive or voting power with respect to the shares held by PCM or SPS,
     (ii) disclaims beneficial ownership of shares held by Mr. Sherman, PCM and SPS, and (iii) disclaims, along with Mr. Sherman, the existence of a group. The stated number of shares beneficially owned is as of February 13, 1995.

(6) Includes 296,875 shares held by the J.M. Bryan Family Trust and 10,800 shares held by the John M. Bryan Family Fund, for each of which Mr. Bryan is a trustee. Also includes 261,000 shares held by JMB/FEB Partners, Ltd.; 41,166 shares held by AAB Partners, Ltd.; 41,166 shares held by ALB Partners, Ltd.; 26,541 shares held by SEB Partners, Ltd.; and 14,166 shares held by KBH Partners, Ltd., for each of which Mr. Bryan is a general partner. Mr. Bryan may be deemed to beneficially own all such shares but disclaims beneficial ownership of the 430,714 shares held in aggregate by the J.M. Bryan Family Trust, the John M.

                                       14.

     Bryan Family Fund, AAB Partners, Ltd., ALB Partners, Ltd., SEB Partners, Ltd. and KBH Partners, Ltd. except to the extent of his partnership interest therein.

(7) The shares are held by Winston Partners, L.P. Chatterjee Fund Management L.P., is the sole general partner of Winston Partners, L.P. and Purnendu Chatterjee is the sole general partner of Chatterjee Fund Management, L.P.

(8) Vanguard Explorer Fund, Inc., an investment company, has shared dispositive power over these shares. The stated number of shares beneficially owned is as of February 10, 1995.

(9) Includes shares which certain executive officers, directors and principal stockholders of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: James E.C. Black, 48,750 shares; Johannes S. Bruggeling, 28,125 shares; Raymond
     E. Cairns, 19,050 shares; Timothy A. Dreisbach, 103,803 shares; Arthur F. Knapp, Jr., 147,655 shares; Terry R. McGowan, 23,268 shares; Saverio Merlo, 59,437 shares; Paul E. Newton, 465,000 shares; Carl H. Reynolds, 2,175 shares and all executive officers and directors as a group, 897,263 shares.

(10) All shares are held by the Carl H. and Carol Jean Reynolds Revocable Trust U/A/D 8/1/79 over which Mr. Reynolds has shared voting and investment power.

(11) Includes shares described in notes (2), (9) and (10) above.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Offices, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Each non-employee director of the Company receives a quarterly retainer fee of $2,000 (plus $5,250 for serving as Chairman of the Board) and a per meeting fee of $400 (except for the Chairman). In the fiscal year ended September 30, 1995, the total compensation paid to non-employee directors was
$58,600. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

        Under the terms of the 1993 Non-Employee Directors' Stock Option Plan, each non-employee director of the Company automatically receives an option to purchase 4,500 shares of the Company's Common Stock, as an incentive to encourage maximum efforts for the success of the Company and continued service on the Board. In the fiscal year ended September 30, 1995, Messrs. Reynolds, McGowan and Cairns were each granted options to purchase 4,500 shares of Common Stock pursuant to the Company's 1993 Non-Employee Directors' Stock Option Plan at an exercise price of $19.00 per share, which was equal to the fair market value on the date of the grant.


                                       15.

                       COMPENSATION OF EXECUTIVE OFFICERS

                             SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended September 30, 1993, 1994 and 1995, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its five other executive officers at September 30, 1995 (the "Named Executive Officers"):


                                       16.

                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION                                          LONG TERM COMPENSATION
------------------------------------------------------------------------------          ---------------------------------

                                                                                           SECURITIES       ALL OTHER
              NAME AND                                                                     UNDERLYING        COMPEN-
              PRINCIPAL                                    SALARY           BONUS          OPTIONS(1)       SATION(2)
              POSITION                      YEAR             ($)             ($)              (#)             ($)
-------------------------------------   ------------   --------------  --------------   -----------------   ----------


Mr. Paul E. Newton                          1995           300,000         268,335           240,000            613
President and Chief Executive               1994           286,136         186,785                --            875
Officer                                     1993           269,459         162,240                --            875


Mr. Johannes S. Bruggeling                  1995(3)        313,260         196,471            45,000             --
Executive Vice President,                   1994           262,138         161,215            45,000             --
International Operations and                1993           259,002         155,401                --             --
President, Boole & Babbage
Europe

Mr. James E.C. Black                        1995           174,252          89,362            37,500             --
Senior Vice President                       1994(4)         85,301          35,700            90,000             --
Engineering                                 1993                --              --                --             --


Mr. Timothy A. Dreisbach                    1995           166,602          85,442            37,500            613
Senior Vice President, North                1994           162,193          87,219            15,750         11,718
American Field Operations                   1993           153,000          79,634            11,250        137,581

Mr. Arthur F. Knapp, Jr.                    1995           170,680          85,787            45,000            613
Senior Vice President and Chief             1994           165,193          68,544            22,500         23,880
Financial Officer                           1993           155,500          62,338            16,875         81,010

Mr. Saverio Merlo                           1995           166,001          84,105            37,500            613
Senior Vice President,                      1994           161,181          67,200            18,000            875
Marketing                                   1993           150,480          60,005            11,250            875


---------------------
(1)  The Company has no stock appreciation rights (SARs).

(2) Includes the Company's matching payments under its 401(k) plan. Also includes payments to Mr. Knapp in 1994 of $5,411 and $17,594, and in 1993 of $16,980 and $63,155, for relocation expenses and tax gross-up payments, respectively. Includes payments to Mr. Dreisbach in 1994 of $10,843 for tax gross-up payments, and in 1993 of $94,954 and $41,752 for relocation expenses and tax gross-up payments, respectively. As permitted by rules promulgated by the Commission, no amounts are shown with respect to certain "perquisites," where such amounts do not exceed the lesser of 10% of salary and bonus or $50,000.

(3) Mr. Bruggeling's compensation was paid in non-U.S. currency and has been translated to U.S. dollars at the average currency exchange rate for the indicated year.

(4) Mr. Black joined the Company in April 1994. Excludes $68,400 in payments for consulting services in 1994 prior to his joining the Company.

                                       17.

                        STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 1986 Incentive Stock Option Plan (the "1986 ISO Plan"), its 1986 Supplemental Stock Option Plan (the "1986 Supplemental Plan") and the 1995 Stock Option Plan (the "1995 Option Plan", collectively the "Option Plans"). As of November 30, 1995, options to purchase a total of 2,769,942 shares had been granted and were outstanding under the Option Plans and options to purchase 350,957 shares remained available for grant thereunder. See Proposal 3.

        The following tables show for the fiscal year ended September 30, 1995, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL
                                                                              REALIZABLE VALUE AT
                                                                                ASSUMED ANNUAL
                                                                             RATES OF STOCK PRICE
                                                                                  APPRECIATION
                           INDIVIDUAL GRANTS                                    FOR OPTION TERM(3)
------------------------------------------------------------------------    -----------------------
                                   % OF
                                   TOTAL
                   SECURITIES     OPTIONS
                   UNDERLYING    GRANTED TO     EXERCISE
                    OPTIONS       EMPLOYEES      OR BASE         EXPIRA-
                    GRANTED       IN FISCAL       PRICE          TION
NAME                (#)(1)         YEAR(2)      ($/SHARE)        DATE           5% ($)       10% ($)
----               --------       ---------     ---------       --------      --------       -------


Mr. Newton          240,000         30.2          16.50         11/21/04      2,490,423     6,311,220
Mr. Bruggeling       45,000          5.7          16.50         11/21/04        466,954     1,183,354
Mr. Black            37,500          4.7          16.50         11/21/04        389,129       986,128
Mr. Dreisbach        37,500          4.7          16.50         11/21/04        389,129       986,128
Mr. Knapp            45,000          5.7          16.50         11/21/04        466,954     1,183,354
Mr. Merlo            37,500          4.7          16.50         11/21/04        389,129       986,128


(1) Options vest in cumulative increments over a period of four years. Option grants to executive officers prior to September 10, 1993 generally include a provision whereby upon the sale, acquisition or merger of the Company in a transaction or series of transactions, the vesting of such options shall accelerate such that an additional two months of vesting shall accrue for each month that such executive officer shall have been employed by the Company between October 1, 1991 (or the date of commencement of such executive officer's employment with the Company, if later) and the closing date of any such transaction or series of transactions. Option grants to executive officers on or after September 10, 1993 include a provision whereby upon the termination or resignation of an executive officer within one year following the sale, acquisition or merger of the Company, such officer's options shall immediately vest in full. Share amounts presented herein reflect the 3-for-2 split of the Company's Common Stock effected December 6, 1995.

(2) Based on options to purchase 795,750 shares granted to all employees in fiscal year 1995.

(3) The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term which will benefit all stockholders.

                                       18.


            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION VALUES

                                                                                            VALUE OF
                                                                    NUMBER OF              UNEXERCISED
                                                                   UNEXERCISED            IN-THE-MONEY
                                                                   OPTIONS AT              OPTIONS AT
                                                                  FY-END (#)(2)           FY-END($)(3)
                         SHARES ACQUIRED        VALUE             EXERCISABLE/            EXERCISABLE/
NAME                     ON EXERCISE (#)     REALIZED(1)($)       UNEXERCISABLE          UNEXERCISABLE
----                     ---------------     --------------     -----------------    --------------------

Mr. Newton                        --                 --          392,343/252,657     6,265,286/1,061,318
Mr. Bruggeling                    --                 --            11,250/78,750          86,525/420,675
Mr. Black                         --                 --            28,125/99,375         266,313/720,138
Mr. Dreisbach                     --                 --            86,482/62,393       1,041,404/403,353
Mr. Knapp                         --                 --           126,910/69,965       1,822,678/425,218
Mr. Merlo                         --                 --            48,234/52,266         682,361/278,278


--------------------

(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) Share amounts presented herein reflect the 3-for-2 split of the Company's Common Stock effected on December 6, 1995.

(3) Fair market value of the Company's Common Stock at September 30, 1995 ($20.08) minus the exercise price of the options.


                                       19.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

        The Compensation Committee of the Board of Directors has provided the following report with respect to the compensation of executive officers for fiscal 1995:

        Compensation for the Company's executive officers is determined by the Compensation Committee of the Company's Board of Directors (the "Committee"), none of whom is an employee of the Company. The Committee establishes base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers of the Company at or about the beginning of each fiscal year.

        The Company and its Board believe that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and must align compensation with the Company's short-term and long-term business strategies and performance goals. However, the current compensation philosophy is to minimize the amount of salary increase in favor of (i) more performance based compensation such as bonuses and (ii) more incentives linked to stockholder value such as stock options. There are three basic elements to executive officer compensation:

        SALARY. To insure that its compensation practices remain competitive, the Company regularly compares its executive compensation to the middle of the range of compensation paid to executives in comparable positions in other software companies in the industry and also in technology companies of similar size located in Silicon Valley. Salary increases are granted generally on an annual basis and are based on both individual performance and the standard percentage of salary increase granted to other employees. Upon recommendation of the Committee, the Board approved the Company's fiscal 1995 salary guidelines applicable to all employees, including executives, pursuant to which salary increases would be targeted at no more than five percent (5%) of current salaries.

        BONUSES. The Committee awards bonuses to the Company's executive officers and other key employees pursuant to an employee incentive plan established and approved in the early part of the Company's fiscal year by the Committee. The bonus amounts and persons who will receive bonuses can vary from year to year. The bonus pool is calculated based on a formula tied to the Company's targeted earnings per share. In 1995, the plan included minimal payouts based on attainment of 85% of target EPS with no bonus being paid if results were below the 85% threshold level. As actual results approach targeted levels, the bonus payout increases at an accelerated level. In fiscal year 1995, target amounts for individual executive officers represented between 27.5% and 67% of base salary.

        STOCK OPTIONS. The Company believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders. With the exception of the Chief Executive Officer who receives larger but less frequent option grants, the Committee typically grants stock options each year to executive officers and other key employees. These grants are based on a variety of factors, including total options outstanding and total unvested options outstanding for each officer and key employee, the financial performance of the Company and assessment of personal performance. Whereas the bonus plan recognizes specific annual operational achievements, the Company considers the cumulative stock option grants as a measure of the individual's long-term potential impact on the Company's results. The Committee feels that stock options are the best method of providing incentives for executive officers to maximize the long-term success of the Company.

---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the Commission and is not to be incorporated in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

                                       20.

        CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Committee determined that a 4.8% increase in the Chief Executive Officer's base salary represented a minimal increase in accordance with the Company's policy of increasing salaries by no more than five percent (5%). The Committee also determined that a cash bonus of $268,335 (out of a total executive officer bonus pool of $779,451) for fiscal 1995 was appropriate in light of the Company's strong financial performance, including record revenues, profits and earnings per share.

        COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company's 1995 Option Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation." As a result, the Company's stockholders have been asked to approve this plan which would allow any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option to be deductible by the Company.


                                  COMPENSATION COMMITTEE
                                  Franklin P. Johnson, Jr.
                                  Terry R. McGowan
                                  Carl H. Reynolds



                                       21.

PERFORMANCE MEASUREMENT COMPARISON(1)


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG BOOLE & BABBAGE, THE H&Q TECHNOLOGY INDEX,
                     AND THE NASDAQ STOCK MARKET - US INDEX


                          9/90    9/91      9/92     9/93     9/94     9/95
---------------------------------------------------------------------------

Boole & Babbage           $100     $79      $157     $206     $262     $385

H&Q Technology            $100    $145      $165     $197     $223     $374

NASDAQ-US                 $100    $157      $176     $231     $233     $321


* $100 invested on 9/30/90 in stock or index, including reinvestment of dividends.



--------

(1) The material in this performance measurement comparison is not "soliciting material," is not deemed filed with the Commission and is not to be incorporated in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

                                       22.

                              CERTAIN TRANSACTIONS

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.


                                  OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                                    By Order of the Board of Directors



                                    Arthur F. Knapp, Jr.
                                    Secretary


January 17, 1996



                                       23.

                                   APPENDIX A
                                 FORM OF PROXY

                              BOOLE & BABBAGE, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 22, 1996

         The undersigned hereby appoints Paul E. Newton and Arthur F. Knapp, Jr., and each of them, as attorneys and proxies of the undersigned with full power of substitution, to vote all of the shares of stock of Boole & Babbage, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the principal executive offices of the Company, 3131 Zanker Road, San Jose, California on Thursday, February 22, 1996 at 12:00 p.m., and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

       PLEASE MARK
 /X/   VOTES AS IN
       THIS EXAMPLE


MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR NAMED BELOW.

1. To elect two directors of the Company to serve for the ensuing three years until the Company's 1999 Annual Meeting of Stockholders and until their successors are elected.

NOMINEES:         Paul E. Newton, Raymond E. Cairns

              FOR /  /      WITHHELD /  /   Mark Here     / /
                                            For Address
                                            Change and
                                            Note at Left
/  /
---------------------------------------------------------------
     For all nominees except as noted above


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.

                                           FOR         AGAINST    ABSTAIN
                                         ---------     -------    -------

2.    To approve an  amendment  to         /  /        /  /         /  /
      the    Company's    Restated
      Certificate of Incorporation
      to increase  the  authorized
      number  of  shares of Common
      Stock  from   15,000,000  to
      30,000,000.



3.    To  approve  the  Company's          /  /        /  /         /  /
      1995 Stock  Option Plan and
      the  reservation of 750,000
      shares thereunder.


4.    To ratify the  selection  of         /  /        /  /         /  /
      Ernst  &  Young  LLP  as the
      Company's        independent
      auditors for the fiscal year
      ending  September  30, 1996.



Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their title. If the signer is a partnership, please sign in partnership name by authorized person.


Please vote, date and promptly return this proxy in the enclosed envelope which is postage prepaid if mailed in the United States.

Signature_______________________________________Date___________

Signature_______________________________________Date___________

                                   APPENDIX B

                              BOOLE & BABBAGE, INC.

                                STOCK OPTION PLAN

                            ADOPTED OCTOBER 25, 1995


1.       PURPOSES.

         (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

         (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Supplemental Stock Options. All Options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.       DEFINITIONS.

         (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

         (e) "Company" means Boole & Babbage, Inc., a Delaware corporation.

         (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         (g) "Continuous Status as an Employee, Director or Consultant" means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

         (h) "Covered  Employee" means the chief executive  officer and the four
(4)  other  highest   compensated   officers  of  the  Company  for  whom  total
compensation is required to be

                                       2.

reported to  shareholders  under the Exchange Act, as determined for purposes of
Section 162(m) of the Code.

         (i) "Director" means a member of the Board.

         (j) "Disinterested Person" means a Director who either (i) was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Affiliate entitling the participants therein to acquire equity securities of the Company or any Affiliate except as permitted by Rule 16b-3(c)(2)(i); or
(ii) is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

         (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (m) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

                (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the day of determination (if the day of determination is a market trading day), and if the day of determination is not a market trading


                                       3.

day, then on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                (2) If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the day of determination (if the day of determination is a market trading day), and if the day of determination is not a market trading day, then on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

         (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (p) "Option" means a stock option granted pursuant to the Plan.

         (q) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         (r) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.


                                       4.

         (s) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (t) "Plan" means this Boole & Babbage 1995 Stock Option Plan.

         (u) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (v) "Supplemental Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Supplemental Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised


                                       5.

in whole or in part; and the number of shares for which an Option shall be granted to each such person.

                (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                (3) To amend the Plan or an Option as provided in Section 11.

                (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

         (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Disinterested Persons and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii)


                                       6.

not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

         (d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate seven hundred fifty thousand (750,000) shares of the Company's common stock (after taking into account the three-for-two stock split approved by the Board at its October 25, 1995 meeting (the "1995 Stock Split"), plus any shares of the Company's common stock previously reserved under the Company's 1986 Incentive Stock Option Plan and 1986 Supplemental Stock Option Plan (the "Option Plans") (also as adjusted to reflect the 1995 Stock Split) which (i) have not, as of the date of adoption of this Plan, previously been issued pursuant to the exercise of options under the Option Plans, and (ii) are not, as of the date of adoption of this Plan, subject to options outstanding under the Option Plans. If any Option granted under this Plan or any stock option granted under the Option Plans shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired shall revert to and again become available for issuance under this Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.


                                       7.

5.       ELIGIBILITY.

         (a)  Incentive   Stock  Options  may  be  granted  only  to  Employees.
Supplemental Stock Options may be granted only to Employees, Directors or Consultants.

         (b) A Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Options may be granted, or in the determination of the number of shares which may be covered by Options granted to the Director: (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Disinterested Persons; or (ii) the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3. This subsection 5(b) shall not apply if the Board or Committee expressly declares that it shall not apply.

         (c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

         (d) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than three hundred thousand (300,000) shares of the Company's common stock in any calendar year.


                                       8.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) Term. No Option shall be  exercisable  after the  expiration of ten
(10) years from the date it was granted.

         (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Supplemental Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant


                                       9.

to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

         In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Supplemental Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

         (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be


                                       10.

exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         (f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the Optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Option to such Optionee or permitting the Optionee to exercise such Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems


                                       11.

necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         (g) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant, or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and


                                       12.

the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (i) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

         (k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise


                                       13.

of such Option by any of the following  means or by a combination of such means:
(1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.       COVENANTS OF THE COMPANY.

         (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.       USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.


                                       14.

9.       MISCELLANEOUS.

         (a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

         (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

         (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, with or without cause, to remove any Director as provided in the Company's ByLaws and the provisions of General Corporation Law of the State of Delaware, or to terminate the relationship of any Consultant in accordance with the terms of that Consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

         (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Supplemental Stock Options.


                                       15.

         (e) (1) The Board or the Committee shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of an Incentive Stock Option granted to a ten percent (10%) stockholder (as defined in subsection 5(c)), not less than one hundred and ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date.

             (2) Shares subject to an Option canceled under this subsection 9(e) shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(d) of the Plan. The repricing of an Option under this subsection 9(e), resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(d) of the Plan. The provisions of this subsection 9(e) shall be applicable only to the extent required by
Section 162(m) of the Code.

10.      ADJUSTMENTS  UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of


                                       16.

consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(d), and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

         (b) In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then to the extent permitted by applicable law: (i) any surviving or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 10(b)) for those outstanding under the Plan, or (ii) such Options shall continue


                                       17.

in full force and effect. In the event any surviving or acquiring corporation refuses to assume such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the time during which such Options may be exercised shall be accelerated prior to such event and the Options terminated if not exercised after such acceleration and at or prior to such event.

11.      AMENDMENT OF THE PLAN AND OPTIONS.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:


                (1) Increase the number of shares reserved for Options under the Plan;

                (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

                (3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

         (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.


                                       18.

         (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

         (e) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

12.      TERMINATION  OR SUSPENSION  OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on October 24, 2005, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Option was granted.


                                       19.

13.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.



                                       20.